CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Comparison of Other Service Providers - Auditors" in the Joint Proxy Statement and Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information relating to the reorganization of the Old Mutual Analytic Fund, Old Mutual Copper Rock Emerging Growth Fund, Old Mutual International Equity Fund, Old Mutual Asset Allocation Conservative Portfolio, Old Mutual Asset Allocation Balanced Portfolio, Old Mutual Asset Allocation Moderate Growth Portfolio, and Old Mutual Asset Allocation Growth Portfolio, all a series of Old Mutual Funds I, and the Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Value Fund, Old Mutual Copper Rock International Small Cap Fund, Old Mutual Large Cap Growth Fund, Old Mutual TS&W Mid-Cap Value Fund, Old Mutual TS&W Small Cap Value Fund, and Old Mutual Focused Fund, all a series of Old Mutual Funds II, into the Touchstone Dynamic Equity Fund, Touchstone Emerging Growth Fund, Touchstone International Equity Fund, Touchstone Conservative Allocation Fund, Touchstone Balance Allocation Fund, Touchstone Moderate Growth Allocation Fund, Touchstone Growth Allocation Fund Touchstone US Long/Short Fund, Touchstone Value Fund, Touchstone International Small Cap Fund, Touchstone Capital Growth Fund, Touchstone Mid Cap Value Opportunities Fund, Touchstone Small Cap Value Opportunities Fund, and Touchstone Focused Fund, respectively, each a series of Touchstone Strategic Trust,  in this Registration Statement on Form N-14, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
November 29, 2011